UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000              (636) 474-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 1, 2010, MEMC Electronic Materials, Inc., a Delaware corporation (“MEMC” or the “Company”) consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Solaicx, a California corporation (“Solaicx”), Shareholder Representative Services LLC, as the Representative of the securityholders of Solaicx, and Oscar Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of the Company (“Acquisition Subsidiary”).  As a result, Acquisition Subsidiary was merged with and into Solaicx (the “Merger”), with Solaicx as the surviving company and a wholly owned subsidiary of the Company.

As previously disclosed in the Form 8-K the Company filed on May 24, 2010, the initial merger consideration was $66 million paid in cash, plus approximately $10 million which represented monies recently invested in Solaicx by its existing securityholders. The Company used cash on hand to pay the initial merger consideration.

Also as previously disclosed, a total of up to $27.6 million, payable in a combination of cash and shares of the Company’s common stock, may be paid based on Solaicx achieving certain earnout targets through December 3, 2011.

At the closing of the Merger, MEMC also issued restricted stock units to Solaicx employees valued at up to $2.358 million that will vest over a period of time ranging from one to three years (if earned pursuant to the achievement of the earnout targets in the Merger Agreement).

The foregoing description of the closing of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed in accordance with SEC rules.

A copy of the press release announcing the closing of the Solaicx acquisition is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file any required financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file any required pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(d)	Exhibits.

Exhibit No.	Item

99.1	Press release dated July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: July 2, 2010	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President – Legal and Business Development

Exhibit Index

Number	Item

99.1	Press release dated July 2, 2010.